Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Golden Minerals Company and subsidiaries of our report dated February 27, 2020, relating to the consolidated financial statements, which appears in Golden Minerals Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Plante & Moran, PLLC
Plante & Moran, PLLC

Denver, Colorado

October 1, 2020